UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

United Therapeutics Corporation (the “Company”) is aware of several developments with respect to 10b5-1 pre-arranged trading plans adopted by Martine Rothblatt, Ph.D., the Company’s Chief Executive Officer, and her spouse.

Rule 10b5-1 of the Securities Exchange Act of 1934 permits officers and directors of public companies to adopt predetermined written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information in order to gradually diversify their investment portfolio, to minimize the market effect of stock sales by spreading them out over an extended period of time, and to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

On August 18, 2006, Dr. Rothblatt amended a prearranged trading plan that had been adopted on August 19, 2002 in accordance with Securities and Exchange Commission Rule 10b5-1 and United Therapeutics’ Securities Trades by Company Personnel Policy.  The amendment replaced the sale of shares owned by Dr. Rothblatt with shares acquired by her through the exercise of certain employee stock options for the duration of the plan.  No other terms of the 2002 plan were modified.  Shares will be sold under the plan on the open market at prevailing market prices subject to a minimum price threshold.

On August 18, 2006, Bina Aspen Rothblatt, Dr. Rothblatt’s spouse, terminated the prearranged trading plan that had been adopted on March 12, 2004 involving the sale of 2,000 shares on the first and third Thursday of each month.  The plan was to expire on March 17, 2007.

On August 21, 2006, Dr. Rothblatt entered into a second prearranged trading plan in accordance with Securities and Exchange Commission Rule 10b5-1 and United Therapeutics’ Securities Trades by Company Personnel Policy.  The new 10b5-1 plan adopted by Dr. Rothblatt involves a market order to sell on Thursday of each week the following number of shares of the Company’s common stock that will be issued as a result of the exercise of certain employee stock options:

•                  2,000 shares if the Company’s market capitalization is equal to or above $1 billion but under $2 billion on market close the previous trading day;

•                  4,000 shares if the Company’s market capitalization is equal to or above $2 billion but under $4 billion on market close the previous trading day;

•                  6,000 shares if the Company’s market capitalization is equal to or above $4 billion but under $6 billion on market close the previous trading day;

•                  8,000 shares if the Company’s market capitalization is equal to or above $6 billion but under $8 billion on market close the previous trading day;

•                  10,000 shares if the Company’s market capitalization is equal to or above $8 billion but under $10 billion on market close the previous trading day; or

•                  20,000 shares if the Company’s market capitalization is equal to or above $10 billion on market close the previous trading day.

The plan will expire on August 17, 2010 or when the maximum amount of 898,000 shares has been sold, whichever first occurs.  Shares will be sold under the plan on the open market at prevailing market prices subject to a minimum price threshold.

The transactions under these plans will be disclosed publicly through Form 144 filings with the Securities and Exchange Commission.  Corresponding Form 4 filings will also be posted on United Therapeutics’ website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: August 24, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel